Exhibit 99.1

Press Release	Investor Contact:	Media Contact:
	Will Gabrielski	Brendan Ranson-Walsh
	Vice President, Investor Relations	Vice President, Global Communications & Corporate Responsibility
	213.593.8208	213.996.2367
	William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal year 2018 results

LOS ANGELES (August 7, 2018) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today reported third quarter revenue increased by 13% to $5.1 billion, which set a new quarterly all-time high. Net income and diluted earnings per share were $61 million and $0.37 in the third quarter, respectively. On an adjusted basis, diluted earnings per share(1) was $0.62.

($ in millions, except EPS)	As Reported	Adjusted (Non-GAAP)
Revenue	$5,148	—
Operating Income	$161	$202	(1)
Net Income	$61	$101	(1)
EPS (Fully Diluted)	$0.37	$0.62	(1)
Operating Cash Flow	$72	—
Free Cash Flow	—	$48	(2)
Backlog	$53,794	—

Third Quarter 2018 Accomplishments:

•                  Organic(4) revenue increased by 10% over the prior year, which marks the seventh consecutive quarter of positive organic growth, led by the higher-margin DCS and MS segments and growth in all three segments.

•                  Adjusted EBITDA of $223 million increased by 15% year-over-year after adjusting for the large AECOM Capital gain in the prior-year quarter; sequential adjusted EBITDA growth of 11% was ahead of prior guidance for slight growth.

•                  Total backlog reached a new record of $54 billion, a 16%(3) increase over the prior year, which includes a continued favorable mix shift to the higher-margin DCS and MS segments.

•                  Wins of $9.4 billion also set a new record, resulting in a 1.7x book-to-burn(5) ratio, and included solid performance across the business.

•                  Delivered positive free cash flow(2) for the 23rd time in the past 25 quarters, and total debt declined by $69 million; cash flow was impacted due to working capital used to support 13% revenue growth, primarily from increased storm recovery work in the Americas.

Prioritizing Stock Repurchases to Create Shareholder Value:

•                  AECOM plans to commence its share repurchases ahead of its prior expectation by entering into a $150 million accelerated stock repurchase (ASR) once its trading window opens on August 9th due to confidence in the strength of its business and outlook for its markets.

•                  The Company continues to believe its shares are undervalued and that repurchases represent a compelling avenue to generate long-term value for both AECOM and its shareholders.

•                  Upon completion of the ASR, the Company intends to then deploy substantially all free cash flow towards ongoing debt reduction and repurchases under its $1 billion Board authorization.

•                  The Company reiterates its target net leverage(6) of 2.5x, which it expects to achieve through a combination of ongoing debt reduction and EBITDA growth.

Strategic Decisions Update:

•                  On June 25th, the Company completed the sale of its Canadian Industrial Services Division and expects to complete the second non-core Oil & Gas business sale over the next several months.

•                  Construction of the Alliant combined cycle gas power plant remains on schedule and budget.

“Our record revenue and all-time high backlog are evidence that our design, build, finance, and operate vision, along with our leading scale and broad geographic reach, are resulting in a differentiated competitive offering and strong performance,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “In addition to our accomplishments in the quarter, we are off to a strong start in the fourth quarter, including sizable wins that increase our confidence in continued backlog growth. As a result, we are moving forward with share repurchases under a $150 million ASR, reflecting our industry-leading track record of superior cash generation and the strong tailwinds driving our performance. We believe buying our shares at current prices will create long-term value for our shareholders.”

“Our strong third quarter results demonstrate the progress we are making on our five-year financial plan through fiscal 2022 to deliver a 5%+ revenue CAGR, 7%+ adjusted EBITDA CAGR, 12-15% adjusted EPS CAGR, and at least $3.5 billion of cumulative free cash flow,” said W. Troy Rudd, AECOM’s chief financial officer. “In fact, we are already outperforming our revenue growth targets and, after adjusting for the large AECOM Capital gain in the year-ago period, our EBITDA growth is also outperforming. We are on track to maximize shareholder value through our capital allocation commitments.”

Wins and Backlog

Wins were $9.4 billion, which set a new record for the Company, and resulted in a book-to-burn ratio(5) of 1.7x. Wins were highlighted by strength across the business, including a 6.6x book-to-burn ratio in the MS segment. Total backlog increased by 16%(3) over the prior-year period to $54 billion and continued to reflect a favorable mix shift to the higher-margin DCS and MS segments.

Business Segments

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the third quarter was $2.1 billion. Constant-currency organic(4) revenue increased by 12% and included 17% growth in the Americas, which was driven by strong growth in the Company’s transportation and water markets, including accelerating work related to storm recovery efforts following last year’s hurricane season in the Southeastern U.S. and Caribbean.

Operating income was $120 million compared to $94 million in the year-ago period. On an adjusted basis, operating income(1) was $128 million compared to $104 million in the year-ago period. Profitability in the Americas and APAC regions was strong, which was partially offset by slower growth and reduced profitability in the EMIA region.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the third quarter was $2.1 billion. Constant-currency organic(4) revenue increased by 8%, led by double-digit growth in the Building Construction business. This strength was partially offset by a decline in the Power business due to the completion of a large project and the Company’s decision to exit the fixed-price combined-cycle gas power plant construction market.

Operating income was $9 million compared to operating income of $33 million in the year-ago period. On an adjusted basis, operating income(1) was $34 million compared to $42 million in the year-ago period, reflecting a decline in the Power business, as anticipated, and strong underlying performance in the Building Construction business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the third quarter was $936 million. Organic(4) revenue increased by 9%, which was driven by solid conversion on the Company’s recent significant wins.

Operating income was $66 million, which was effectively unchanged from the year-ago period. On an adjusted basis, operating income(1) was $76 million compared to $79 million in the year-ago period. This performance included a benefit from an anticipated recovery on a federal project.

Tax Rate

The effective tax rate in the third quarter was 30.6%. On an adjusted basis, the effective tax rate was 26.0%. The adjusted tax rate was derived by re-computing the expected annual effective tax rate on earnings from adjusted net income.(7) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the third quarter was $72 million and free cash flow(2) was $48 million. The Company expects to achieve at least $600 million of free cash flow in fiscal 2018.

Balance Sheet

As of June 30, 2018, AECOM had $801 million of total cash and cash equivalents, $3.1 billion of net debt and $1.2 billion in unused capacity under its $1.35 billion revolving credit facility.

Financial Outlook

AECOM’s fiscal year 2018 financial guidance is as follows:

Fiscal Year 2018 Outlook
Adjusted EBITDA(1)	$ 880 million
Adjusted EPS(1)	$ 2.50 – $2.90
Free Cash Flow(2)	$ 600+ million
Interest Expense (excluding amortization of deferred financing fees)	$ 210 million
Amortization(8)	$ 105 million
Full-Year Share Count	162 million
Effective Tax Rate for Adjusted Earnings(7)	~17%
Capital Expenditures(9)	$ 100 million

Conference Call

AECOM is hosting a conference call today at 12 p.m. Eastern Time, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call.

(1) Excluding acquisition and integration related items, financing charges in interest expense, foreign exchange gains, the amortization of intangible assets, financial impacts associated with expected and actual dispositions of non-core businesses and assets, and the revaluation of deferred taxes and one-time tax repatriation charge associated with U.S. tax reform. If an individual adjustment has no financial impact then the individual adjustment is not reflected in the Regulation G Information tables. See Regulation G Information for a reconciliation of Non-GAAP measures.

(2) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

(3) On a constant-currency basis.

(4) Organic growth is year-over-year at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(5) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(6) Net debt-to-EBITDA is comprised of EBITDA as defined in the Company’s credit agreement, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of cash and cash equivalents.

(7) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(8) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

(9) Capital expenditures, net of proceeds from disposals.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $18.2 billion during fiscal year 2017. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, stock repurchases, interest expense, capital expenditures, amortization of intangible assets and financial fees, or other financial items, non-core Oil & Gas business sales, any statements of the plans, strategies and objectives for future operations and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; we are dependent on long-term government contracts and subject to uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; impacts of the Tax Cuts and Jobs Acts; we may experience losses under fixed-price contracts; we have limited control over operations run through our joint venture entities; we may be liable for misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; we may not maintain adequate surety and financial capacity; we are highly leveraged and may not be able to service our debt and guarantees; we have exposure to political and economic risks in different countries where we operate as well as currency exchange rate fluctuations; we may not be able to retain and recruit key technical and management personnel; we may be subject to legal claims and we may have inadequate insurance coverage; we are subject to environmental law compliance and we may have inadequate nuclear indemnification; there may be unexpected adjustments and cancellations related to our backlog; we are dependent on partners and third parties who may fail to satisfy their obligations; we may not be able to manage pension costs; we may face cybersecurity issues and IT outages; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, EPS and operating income to exclude the impact of non-operating items, such as amortization expense, taxes, acquisition and integration expenses, and non-core operating losses. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

When we provide our long term projections for organic revenue growth, adjusted EBITDA, adjusted EPS growth, and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to length of the forecasted period and potential high variability, complexity and low visibility as to items that would be excluded from the GAAP measure in the relevant future period.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2017	June 30, 2018	% Change	June 30, 2017	June 30, 2018	% Change

Revenue	$4,561,467	$5,147,920	12.9%	$13,347,014	$14,849,662	11.3%
Cost of revenue	4,386,291	4,962,741	13.1%	12,833,421	14,387,059	12.1%
Gross profit	175,176	185,179	5.7%	513,593	462,603	(9.9)%

Equity in earnings of joint ventures	66,458	12,863	(80.6)%	109,667	55,621	(49.3)%
General and administrative expenses	(33,944)	(35,159)	3.6%	(96,427)	(100,046)	3.8%
Impairment of assets held for sale, including goodwill	—	—	—	—	(168,178)	NM
Acquisition & integration expenses	—	—	—	(35,409)	—	(100.0)%
(Loss) gain on disposal activities	—	(2,149)	NM	572	(2,149)	(475.7)%
Income from operations	207,690	160,734	(22.6)%	491,996	247,851	(49.6)%

Other income	2,136	2,752	28.8%	4,237	17,542	314.0%
Interest expense	(61,547)	(55,213)	(10.3)%	(176,985)	(211,955)	19.8%
Income before income tax expense (benefit)	148,279	108,273	(27.0)%	319,248	53,438	(83.3)%

Income tax expense (benefit)	12,205	33,131	171.5%	1,556	(38,362)	NM

Net income	136,074	75,142	(44.8)%	317,692	91,800	(71.1)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(34,747)	(14,232)	(59.0)%	(66,790)	(39,309)	(41.1)%

Net income attributable to AECOM	$101,327	$60,910	(39.9)%	$250,902	$52,491	(79.1)%

Net income attributable to AECOM per share:
Basic	$0.65	$0.38	(41.5)%	$1.62	$0.33	(79.6)%
Diluted	$0.64	$0.37	(42.2)%	$1.58	$0.32	(79.7)%

Weighted average shares outstanding:
Basic	155,763	160,395	3.0%	155,128	159,266	2.7%
Diluted	158,820	163,213	2.8%	158,488	162,426	2.5%

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2017	June 30, 2018
Balance Sheet Information:
Total cash and cash equivalents	$802,362	$801,419
Accounts receivable — net	5,127,743	5,447,985
Working capital	1,103,843	1,153,772
Total debt, excluding unamortized debt issuance costs	3,896,398	3,929,758
Total assets	14,396,956	14,727,417
Total AECOM stockholders’ equity	3,996,126	4,077,732

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2018
Revenue	$2,105,219	$2,106,720	$935,981	$—	$—	$5,147,920
Cost of revenue	1,989,093	2,097,586	876,062	—	—	4,962,741
Gross profit	116,126	9,134	59,919	—	—	185,179
Equity in earnings of joint ventures	4,275	2,276	6,312	—	—	12,863
General and administrative expenses	—	—	—	(3,682)	(31,477)	(35,159)
Loss on disposal activities	—	(2,149)	—	—	—	(2,149)
Income (loss) from operations	$120,401	$9,261	$66,231	$(3,682)	$(31,477)	$160,734

Gross profit as a % of revenue	5.5%	0.4%	6.4%	—	—	3.6%

Three Months Ended June 30, 2017
Revenue	$1,863,475	$1,841,620	$856,372	$—	$—	$4,561,467
Cost of revenue	1,772,240	1,815,467	798,584	—	—	4,386,291
Gross profit	91,235	26,153	57,788	—	—	175,176
Equity in earnings of joint ventures	2,371	7,022	8,638	48,427	—	66,458
General and administrative expenses	—	—	—	(2,147)	(31,797)	(33,944)
Income (loss) from operations	$93,606	$33,175	$66,426	$46,280	$(31,797)	$207,690

Gross profit as a % of revenue	4.9%	1.4%	6.7%	—	—	3.8%

Nine Months Ended June 30, 2018
Revenue	$6,051,864	$6,120,549	$2,677,249	$—	$—	$14,849,662
Cost of revenue	5,737,658	6,097,631	2,551,770	—	—	14,387,059
Gross profit	314,206	22,918	125,479	—	—	462,603
Equity in earnings of joint ventures	14,500	16,890	24,231	—	—	55,621
General and administrative expenses	—	—	—	(9,169)	(90,877)	(100,046)
Loss on disposal activities	—	(2,149)	—	—	—	(2,149)
Impairment of assets held for sale, including goodwill	—	(168,178)	—	—	—	(168,178)
Income (loss) from operations	$328,706	$(130,519)	$149,710	$(9,169)	$(90,877)	$247,851

Gross profit as a % of revenue	5.2%	0.4%	4.7%	—	—	3.1%

Contracted backlog	$9,326,176	$10,558,903	$3,212,884	$—	$—	$23,097,963
Awarded backlog	7,338,587	4,935,679	15,284,218	—	—	27,558,484
Unconsolidated JV backlog	—	2,190,808	946,732	—	—	3,137,540
Total backlog	$16,664,763	$17,685,390	$19,443,834	$—	$—	$53,793,987

Nine Months Ended June 30, 2017
Revenue	$5,571,823	$5,324,561	$2,450,630	$—	$—	$13,347,014
Cost of revenue	5,279,322	5,264,199	2,289,900	—	—	12,833,421
Gross profit	292,501	60,362	160,730	—	—	513,593
Equity in earnings of joint ventures	12,578	16,596	32,066	48,427	—	109,667
General and administrative expenses	—	—	—	(6,594)	(89,833)	(96,427)
Acquisition & integration expenses	—	—	—	—	(35,409)	(35,409)
Gain on disposal activities	572	—	—	—	—	572
Income (loss) from operations	$305,651	$76,958	$192,796	$41,833	$(125,242)	$491,996

Gross profit as a % of revenue	5.2%	1.1%	6.6%	—	—	3.8%

Contracted backlog	$8,523,849	$11,650,567	$3,376,912	$—	$—	$23,551,328
Awarded backlog	6,738,345	4,696,196	8,395,977	—	—	19,830,518
Unconsolidated JV backlog	—	2,023,084	995,820	—	—	3,018,904
Total backlog	$15,262,194	$18,369,847	$12,768,709	$—	$—	$46,400,750

AECOM

Regulation G Information

($ in millions)

Reconciliation of Revenue to Amounts Provided by Acquired Companies

	Three Months Ended June 30, 2018			Nine Months Ended June 30, 2018
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue:
AECOM Consolidated	$5,148.0	$129.0	$5,019.0	$14,849.7	$412.1	$14,437.6
Design & Consulting Services	2,105.4	—	2,105.4	6,052.0	—	6,052.0
Construction Services	2,106.7	129.0	1,977.7	6,120.5	412.1	5,708.4
Management Services	935.9	—	935.9	2,677.2	—	2,677.2

Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018

Net income (loss) attributable to AECOM	$101.3	$(119.7)	$60.9	$250.9	$52.5
Income tax expense (benefit)	12.1	(24.4)	33.1	1.5	(38.4)
Income (loss) attributable to AECOM before income taxes	113.4	(144.1)	94.0	252.4	14.1
Depreciation and amortization expense(1)	67.4	81.0	68.0	206.0	212.5
Interest income(2)	(1.7)	(3.4)	(2.3)	(3.7)	(7.5)
Interest expense(3)	58.5	90.9	52.7	161.6	196.9
EBITDA	$237.6	$24.4	$212.4	$616.3	$416.0
Non-core operating losses	3.2	21.2	18.7	5.7	39.9
Loss on assets held for sale, including goodwill	—	168.2	—	—	168.2
Acquisition and integration related items	—	—	(6.5)	35.4	(6.5)
Loss (gain) on disposal activities	—	—	2.1	(0.6)	2.1
FX gain from forward currency contract	—	(9.1)	—	—	(9.1)
Depreciation expense included in non-core operating losses and acquisition and integration items above	—	(3.8)	(3.7)	(0.8)	(7.5)
Adjusted EBITDA	$240.8	$200.9	$223.0	$656.0	$603.1

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries;   (2) Included in other income;   (3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018
Short-term debt	$1.7	$9.8	$47.4
Current portion of long-term debt	155.4	123.9	125.6
Long-term debt, gross	3,809.2	3,865.4	3,756.7
Total debt excluding unamortized debt issuance costs	3,966.3	3,999.1	3,929.7
Less: Total cash and cash equivalents	812.5	867.2	801.4
Net debt	$3,153.8	$3,131.9	$3,128.3

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Net cash provided by (used in) operating activities	$362.9	$77.5	$(46.1)	$413.9	$251.4	$52.4	$118.4	$71.9
Capital expenditures, net	(36.9)	(21.0)	(17.7)	(19.8)	(20.0)	(18.5)	(23.7)	(23.5)
Free cash flow	$326.0	$56.5	$(63.8)	$394.1	$231.4	$33.9	$94.7	$48.4

	Fiscal Years Ended Sep 30,
	2012	2013	2014	2015	2016	2017
Net cash provided by operating activities	$433.4	$408.6	$360.6	$764.4	$814.2	$696.7
Capital expenditures, net	(62.9)	(52.1)	(62.8)	(69.4)	(136.8)	(78.5)
Free cash flow	$370.5	$356.5	$297.8	$695.0	$677.4	$618.2

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018

Reconciliation of Income from Operations to Adjusted Income from Operations
Income (loss) from operations	$207.7	$(44.1)	$160.8	$492.0	$247.9
Non-core operating losses	3.2	21.2	18.5	5.7	39.7
Impairment of assets held for sale, including goodwill	—	168.2	—	—	168.2
Acquisition and integration related items	—	—	(7.9)	35.4	(7.9)
Loss (gain) on disposal activities	—	—	2.1	(0.6)	2.1
Amortization of intangible assets	28.4	33.7	28.4	83.5	89.0
Adjusted income from operations	$239.3	$179.0	$201.9	$616.0	$539.0

Reconciliation of Income Before Income Taxes to Adjusted Income Before Income Taxes
Income (loss) before income tax benefit	$148.2	$(132.1)	$108.2	$319.2	$53.4
Non-core operating losses	3.2	21.2	18.6	5.7	39.8
Impairment of assets held for sale, including goodwill	—	168.2	—	—	168.2
Acquisition and integration related items	—	—	(7.9)	35.4	(7.9)
Loss (gain) on disposal activities	—	—	2.1	(0.6)	2.1
Amortization of intangible assets	28.4	33.7	28.4	83.5	89.0
FX gain from forward currency contract	—	(9.1)	—	—	(9.1)
Financing charges in interest expense	2.9	44.2	2.6	14.4	49.7
Adjusted income before income tax expense (benefit)	$182.7	$126.1	$152.0	$457.6	$385.2

Reconciliation of Income Taxes to Adjusted Income Taxes
Income tax expense (benefit)	$12.1	$(24.4)	$33.1	$1.5	$(38.4)
Tax effect of the above adjustments…	10.5	26.6	2.3	34.8	34.3
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	—	—	—	41.7
Adjusted income tax expense	$22.6	$2.2	$35.4	$36.3	$37.6

…  Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above and the impact of the tax reform changes.

Reconciliation of Noncontrolling Interests to Adjusted Noncontrolling Interests
Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(34.8)	$(12.0)	$(14.2)	$(66.8)	$(39.3)
Acquisition and integration related items, net of tax	—	—	1.4	—	1.4
Amortization of intangible assets included in NCI, net of tax	(2.1)	(3.3)	(2.8)	(6.9)	(8.6)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(36.9)	$(15.3)	$(15.6)	$(73.7)	$(46.5)

Reconciliation of Net Income Attributable to AECOM to Adjusted Net Income Attributable to AECOM
Net income (loss) attributable to AECOM	$101.3	$(119.7)	$60.9	$250.9	$52.5
Non-core operating losses	3.2	21.2	18.5	5.7	39.7
Impairment of assets held for sale, including goodwill	—	168.2	—	—	168.2
Acquisition and integration related items	—	—	(6.5)	35.4	(6.5)
Loss (gain) on disposal activities	—	—	2.1	(0.6)	2.1
Amortization of intangible assets	28.4	33.7	28.4	83.5	89.0
FX gain from forward currency contract	—	(9.1)	—	—	(9.1)
Financing charges in interest expense	2.9	44.2	2.6	14.4	49.7
Tax effect of the above adjustments…	(10.4)	(26.6)	(2.3)	(34.8)	(34.3)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	—	—	—	(41.7)
Amortization of intangible assets included in NCI, net of tax	(2.1)	(3.3)	(2.8)	(6.9)	(8.6)
Adjusted net income attributable to AECOM	$123.3	$108.6	$100.9	$347.6	$301.0

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) attributable to AECOM — per diluted share	$0.64	$(0.75)	$0.37	$1.58	$0.32
Per diluted share adjustments:
Non-core operating losses	0.02	0.13	0.11	0.04	0.24
Impairment of assets held for sale, including goodwill	—	1.04	—	—	1.04
Acquisition and integration related items	—	—	(0.04)	0.22	(0.04)
Loss on disposal activities	—	—	0.01	—	0.01
Amortization of intangible assets	0.18	0.21	0.18	0.53	0.55
FX gain from forward currency contract	—	(0.06)	—	—	(0.06)
Financing charges in interest expense	0.02	0.27	0.02	0.09	0.31
Tax effect of the above adjustments…	(0.07)	(0.15)	(0.01)	(0.23)	(0.21)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	—	—	—	(0.26)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.02)	(0.02)	(0.04)	(0.05)
Adjusted net income attributable to AECOM — per diluted share	$0.78	$0.67	$0.62	$2.19	$1.85
Weighted average shares outstanding — diluted	158.8	162.2	163.2	158.5	162.4

Reconciliation of EBITDA to Adjusted Income from Operations
EBITDA(1)	$237.6	$24.4	$212.4	$616.3	$416.0
Non-core operating losses	3.2	21.2	18.7	5.7	39.9
Impairment of assets held for sale, including goodwill	—	168.2	—	—	168.2
Acquisition and integration related items	—	—	(6.5)	35.4	(6.5)
Loss (gain) on disposal activities	—	—	2.1	(0.6)	2.1
FX gain from forward currency contract	—	(9.1)	—	—	(9.1)
Depreciation expense included in non-core operating losses and acquisition and integration expenses above	—	(3.8)	(3.7)	(0.8)	(7.5)
Adjusted EBITDA	$240.8	$200.9	$223.0	$656.0	$603.1
Other income	(2.1)	(12.5)	(2.7)	(4.2)	(17.5)
FX gain from forward currency contract	—	9.1	—	—	9.1
Interest income(2)	1.7	3.4	2.3	3.7	7.5
Depreciation(3)	(38.0)	(37.2)	(36.3)	(113.2)	(109.7)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	34.8	12.0	14.2	66.8	39.3
Acquisition and integration related items included in NCI, net of tax	—	—	(1.4)	—	(1.4)
Amortization of intangible assets included in NCI, net of tax	2.1	3.3	2.8	6.9	8.6
Adjusted income from operations	$239.3	$179.0	$201.9	$616.0	$539.0

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA;    (2) Included in other income;    (3) Excludes depreciation from non-core operating losses, and acquisition and integration expenses

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018

Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Design & Consulting Services Segment:
Income from operations	$93.7	$123.0	$120.4	$305.7	$328.7
Non-core operating losses	3.1	1.2	0.7	5.6	1.9
Gain on disposal activities	—	—	—	(0.6)	—
Amortization of intangible assets	6.8	6.2	6.4	20.7	18.8
Adjusted income from operations	$103.6	$130.4	$127.5	$331.4	$349.4

Construction Services Segment:
Income (loss) from operations	$33.2	$(180.3)	$9.3	$77.0	$(130.5)
Acquisition and integration related items	—	—	(7.9)	—	(7.9)
Non-core operating losses	—	20.0	17.9	—	37.9
Impairment of assets held for sale, including goodwill	—	168.2	—	—	168.2
Loss on disposal activities	—	—	2.1	—	2.1
Amortization of intangible assets	8.7	17.8	12.3	23.8	40.9
Adjusted income from operations	$41.9	$25.7	$33.7	$100.8	$110.7

Management Services Segment:
Income from operations	$66.4	$43.4	$66.2	$192.8	$149.7
Amortization of intangible assets	12.9	9.7	9.7	39.0	29.3
Adjusted income from operations	$79.3	$53.1	$75.9	$231.8	$179.0

AECOM

Regulation G Information

FY18 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2018
GAAP EPS Guidance	$0.84 to $1.24
Adjusted EPS Excludes:
Amortization of intangible assets	$0.65
Acquisition and integration related items	($0.07)
Foreign exchange gain	($0.06)
Financing charges in interest expense	$0.33
Loss on disposal	$0.01
Year-to-date non-core operating losses	$0.25
Tax effect of the above items*	($0.23)
Loss on assets held for sale, including goodwill	$1.04
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	($0.26)
Adjusted EPS Guidance	$2.50 to $2.90

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY18 GAAP Net Income Guidance based on Adjusted EBITDA Guidance

(in millions)	Fiscal Year End 2018

GAAP Net Income Attributable to AECOM Guidance*	$171
Adjusted Net Income Attributable to AECOM Excludes:
Amortization of intangible assets, net of NCI	$105
Acquisition and integration related items	$(11)
Foreign exchange gain	$(9)
Financing charges in interest expense	$53
Loss on disposal	$2
Year-to-date non-core operating losses	$40
Tax effect of the above items**	$(37)
Loss on assets held for sale, including goodwill	$168
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	$(42)
Adjusted Net Income Attributable to AECOM	$440
Adjusted EBITDA Excludes:
Interest Expense	$210
Interest Income	$(8)
Depreciation	$145
Taxes	$92
Adjusted EBITDA Guidance	$880

*Calculated based on the mid-point of AECOM’s fiscal year 2018 EPS guidance.

**The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

Note: the components in this table may not sum to the total due to rounding.

FY18 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2018

GAAP Tax Rate Guidance	5%
Tax rate impact from adjustments to GAAP earnings	10%
Tax rate impact from inclusion of NCI deduction	2%
Effective Tax Rate for Adjusted Earnings Guidance	17%

FY18 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions)	Fiscal Year End 2018

GAAP Interest Expense Guidance	$263
Financing charge in interest expense	$53
Adjusted Interest Expense Guidance	$210

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